
Grupo
Cibest

An evolution that drives our growth

Grupo Bancolombia seeks to change its corporate structure by creating Grupo Cibest, a holding company that will serve as the parent company of its financial and non-financial businesses.

To achieve this, Bancolombia’s shareholders will no longer hold shares directly in Bancolombia but will instead become shareholders of Grupo Cibest. In this way, they will continue to own all the businesses that we currently know as Grupo Bancolombia.

Our shareholders will maintain the same exposure to the same assets through Grupo Cibest.

Let's look at the example of Carlos and María. Today, Carlos has 3 common shares of Bancolombia and María has 3 preferred shares of Bancolombia. In the future, Carlos will have the same 3 common shares and María the same 3 shares, only now they will be of Grupo Cibest, instead of Bancolombia. In other words, a 1 to 1 exchange will be performed.

Shareholders will only have shares in Grupo Cibest in the same proportion and amount as they had in Bancolombia.



Common shares in Bancolombia
Preferred shares in Bancolombia
Before
Bancolombia Shareholder
Common shares in Grupo Cibest
Preferred shares in Grupo Cibest
After
Grupo Cibest Shareholder

Grupo Cibest shares will be listed on the Colombian Stock Exchange and the ADRs on the New York Stock Exchange (NYSE), under the same conditions as Bancolombia's shares and ADRs are today. Grupo Cibest, along with four other wholly-owned companies, will be the sole shareholders of Bancolombia. A 1 to 1 exchange will be performed in respect of all outstanding ADRs as well.

Our shareholders will maintain the same exposure to the same assets through Grupo Cibest.

Let's look at the example of Carlos and María. Today, Carlos has 3 common shares of Bancolombia and María has 3 preferred shares of Bancolombia. In the future, Carlos will have the same 3 common shares and María the same 3 shares, only now they will be of Grupo Cibest, instead of Bancolombia. In other words, a 1 to 1 exchange will be performed.

Shareholders will only have shares in Grupo Cibest in the same proportion and amount as they had in Bancolombia.


Common shares in Bancolombia
Preferred shares in Bancolombia
Before
Bancolombia's shareholder
Common shares in Grupo Cibest
Preferred shares in Grupo Cibest
After
Grupo Cibest Shareholder

Grupo Cibest shares will be listed on the Colombian Stock Exchange and the ADRs on the New York Stock Exchange (NYSE), under the same conditions as Bancolombia's shares and ADRs are today. Grupo Cibest, along with four other wholly-owned companies, will be the sole shareholders of Bancolombia. A 1 to 1 exchange will be performed in respect of all outstanding ADRs as well.

The corporate evolution of Grupo Bancolombia requires 3 steps:



Grupo Cibest
3.
Bancolombia
1.
2.
Bancolombia
Panamá
Sociedad Beneficiaria
Bancolombia
Banca de Inversión

1. Distribution of assets of Bancolombia Panama and subsequent merger of Sociedad Beneficiaria into Bancolombia

2. Distribution of assets of Bancolombia Investment Bank (BIB) in favor of Bancolombia

3. Distribution of assets of Bancolombia in favor of Grupo Cibest S.A.

*Described in detail in the annexes of the merger agreement, the BIB distribution agreement, and the Bancolombia distribution agreement made available to shareholders in https://www.grupobancolombia.com/relacion-inversionistas/inversionistas/grupo-cibest

The corporate evolution of Grupo Bancolombia requires 3 steps:



Bancolombia
1.
Bancolombia
Panamá
Sociedad Beneficiaria



1.

Distribution of assets of Bancolombia Panama and subsequent merger of Sociedad Beneficiaria into Bancolombia

Bancolombia established a company called Sociedad Beneficiaria BC Panamá S.A.S (Socieded Beneificiaria), which is one hundred percent owned by Bancolombia. Bancolombia Panama will transfer Bancoagrícola in El Salvador and Bam de Guatemala to Sociedad Beneficiaria. Sociedad Beneficiaria Will then be absorbed by Bancolombia.

Check the impacts on the financial position here --> See annexes

The corporate evolution of Grupo Bancolombia requires 3 steps:


Bancolombia
2.
Bancolombia
Banca de Inversión



2.

Distribution of assets of Bancolombia Investment Bank (BIB) in favor of Bancolombia

Banca de Inversión Bancolombia S.A. Corporación Financiera (BIB) will transfer investments in Wenia, Wompi, and Nequi, among other assets*, to Bancolombia.

Check the impacts on the financial position here --> See annexes

*Described in detail in the annexes of the merger agreement, the BIB distribution agreement, and the Bancolombia distribution agreement made available to shareholders in

https://www.grupobancolombia.com/relacion-inversionistas/inversionistas/grupo-cibest

The corporate evolution of Grupo Bancolombia requires 3 steps:



Grupo Cibest
3.
Bancolombia
1.
2.
Bancolombia
Panamá
Sociedad Beneficiaria
Bancolombia
Banca de Inversión



3.

Distribution of assets of Bancolombia in favor of Grupo Cibest S.A.

Bancolombia will transfer to Grupo Cibest the assets received in steps 1 and 2 above, as well as certain of its own assets*.

Check the impacts on the financial position here --> See annexes

* Described in detail in the annexes of the merger agreement, the BIB distribution agreement, and the Bancolombia distribution agreement made available to shareholders in https://www.grupobancolombia.com/relacion-inversionistas/inversionistas/grupo-cibest

We will evolve towards an efficient and flexible structure...

Currently, Bancolombia operates as a bank and a holding company

Current structure



Shareholders
Bancolombia
Banistmo
Bancolombia Panamá
Bancolombia Puerto Rico
Fiduciaria
Valores
Banca de inversión
Bancoagrícola
Bam
Wompi
Renting
Wenia
Nequi
Assets $372 Tn
Liabilities $328 Tn
Equity $44 Tn
*Consolidated figures in COP trillions as of December 31, 2024

Notes: This graphic is presented for illustrative purposes and is not intended to reflect the details of all subsidiary companies. The subsidiaries shown represent the main operations.
The figures as of December 31, 2024, correspond to the consolidated balances of Grupo Bancolombia as of that date.

…a new way of organizing ourselves while preserving our financial strength

Part of the assets, liabilities, and equity are transferred from Bancolombia to Grupo Cibest

Target structure

- Grupo Cibest will become the direct parent company of some investments that previously were held by Bancolombia S.A.
- Shareholders maintain the same rights over the equity through their shares in Grupo Cibest.


Shareholders
Grupo Cibest
Bancolombia
Banistmo
Bancoagrícola
Bam
Wompi
Renting
Wenia
Nequi
Bancolombia Panamá
Bancolombia Puerto Rico
Fiduciaria
Valores
Banca de inversión
Consolidated statement of financial position remains the same
Assets $372 Tn
Liabilities $328 Tn
Equity $44 Tn
*Consolidated figures in COP trillions as if the transaction to Grupo Cibest had been executed on December 31, 2024 (proforma)

Notes: This graphic is presented for illustrative purposes and is not intended to reflect the details of all subsidiary companies. The subsidiaries shown represent the main operations. Shareholders will maintain the same interest in Grupo Bancolombia's existing businesses through their shares in Grupo Cibest

Important Information

The information included in this presentation represents only a summary of the transaction proposed by Bancolombia S.A. to its shareholders, and does not constitute all the information on which they should base their decision. This presentation does not replace the information contained in the notices to shareholders, nor the other information that has been made available to shareholders by right of inspection or on the Grupo Bancolombia website, so all respective material published on the Bancolombia investor page at www.grupobancolombia.com/investor-relations/investors/grupocibest must be consulted and is considered essential before making any decision. The figures as of December 31, 2024 included in this presentation are shown for illustrative purposes. Corporate transactions must be approved based on the special purpose financial statements as of Jun2024.

The content of this communication or message does not constitute a professional recommendation to make investments within the terms of article 2.40.1.1.2 of Decree 2555 of 2010 or the regulations that amend, replace, or supplement it.

This presentation does not constitute a public offer, or a solicitation of an offer, to buy or sell any security. Any information contained herein may be corrected or supplemented by Bancolombia S.A. This presentation also does not constitute a recommendation for the sale of securities, in any jurisdiction where such offer, solicitation, or sale would be illegal prior to registration or qualification under the securities laws of such jurisdiction.

Bancolombia has filed a registration statement on Form F-4 (the "Form F-4") with the U.S. Securities and Exchange Commission (the "SEC") to register the common and preferred shares (including the preferred shares to be issued in respect of American depositary shares) to be issued by Grupo Cibest in connection with the Corporate Structure Changes of Bancolombia and its subsidiaries under the U.S. Securities Act. The Form F-4 includes a preliminary prospectus. The Form F-4 was declared effective by the SEC on March 21, 2025. The final prospectus, which was filed with the SEC on March 21, 2025, will be sent to holders of Bancolombia's common shares, preferred shares and American depositary shares residing in the United States. Shareholders are encouraged to read the Form F-4, including any amendments thereto, and the other documents Bancolombia files with the SEC in connection with the Corporate Structure Changes of Bancolombia and its subsidiaries because they contain important information about the Corporate Structure Changes of Bancolombia and its subsidiaries. Investors can obtain free copies of the documents on the SEC website: www.sec.gov and www.grupobancolombia.com/investor-relations/investors/grupocibest

Forward-Looking Statements

This communication contains statements that may constitute "forward-looking statements." These forward-looking statements are not based on historical facts but rather represent our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. Words such as "anticipate," "believe," "estimate," "approximate," "expect," "may," "intend," "plan," "predict," "target," "forecast," "guideline," "should," "project," and similar words and expressions are intended to identify forward-looking statements. Actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Forward-looking statements speak only as of the date they are made, and no obligation is assumed to publicly update or revise any forward-looking statement after the date it is made in light of new information, future events, and other factors.

Exhibits

The figures and ratios as of December 31, 2024 included in this presentation are shown for illustrative purposes. Corporate transactions must be approved based on the special purpose financial statements as of Jun2024.

Pro – forma Financial Statement

Bancolombia → 1 Merger of Sociedad Beneficiaria into Bancolombia → 2 Distribution of assets of Bancolombia Investment Banking (BIB) in favor of Bancolombia → 3 Distribution of assets of Bancolombia in favor of Grupo Cibest S.A. → Grupo Cibest

STATEMENT OF FINANCIAL POSITION (SFP) BANCOLOMBIA S.A. As Of December 31, 2024 (Stated in millions of Colombian pesos)	SFP Bancolombia S.A. 31-12-2024 [A]	(+/-) Merger transaction with Beneficiaria Panamá [B]	Pro-forma SFP after merger with Beneficiaria Panamá [C] = [A] + [B]	(+/-) Distribution of assets of Bancolombia Investment Bank (BIB) in favor of Bancolombia	Pro-forma SFP after merger with Beneficiaria Panamá and Distribution of assets of BIB [E] = [C]+[D]	(+/-) Distribution of assets of Bancolombia in favor of Grupo Cibest S.A. [F]	Pro-forma SFP of Bancolombia S.A. after all transactions 31-12-2024 [G] = [E] + [F]	
ASSETS								
Cash and cash equivalents	19,025,227		19,025,227		19,025,227	(1,670,576)	17,354,651	1,670,576
Financial assets investments and derivatives, net	24,207,066		24,207,066		24,207,066		24,207,066	
Loans and advances to customers, net	178,098,539		178,098,539		178,098,539		178,098,539	
Assets held for sale and inventories, net	392,746		392,746		392,746		392,746	
Equity securities	473,412		473,412	7,078	480,490	(4,212)	476,278	4,212
Investment in subsidiaries	28,718,183		28,718,183	(32,299)	28,685,884	(20,348,727)	8,337,157	44,318,399
Banistmo S.A.	11,500,974		11,500,974		11,500,974	(11,500,974)		11,500,974
Bancolombia Panamá S.A.	10,206,593	(8,264,953)	1,941,640		1,941,640		1,941,640	
Banagrícola S.A. Y Filiales		4,658,359	4,658,359		4,658,359	(4,658,359)	-	4,658,359
Grupo Agromercantil Holding		3,606,594	3,606,594		3,606,594	(3,606,594)	-	3,606,594
Banca de Inversión Bancolombia S.A. Corp Financiera	1,156,057		1,156,057	(615,099)	540,958		540,958	
Nequi S.A. Compañía de Financiamiento			-	61,035	61,035	(61,035)	-	61,035
Renting Colombia S.A.			-	319,887	319,887	(319,887)	-	319,887
Negocios Digitales Colombia Sas			-	101,495	101,495	(101,495)	-	101,495
Wompi S.A.S.			-	38,610	38,610	(38,610)	-	38,610
Wenia Ltd			-	61,773	61,773	(61,773)	-	61,773
Otras subsidiarias	5,854,559		5,854,559		5,854,559	-	5,854,559	
Bancolombia S.A.								23,969,672
Investment in associates and joint ventures	205,312	-	205,312	26,849	232,161	(47,719)	184,442	47,719
Premises and equipment, net	4,866,583		4,866,583		4,866,583		4,866,583	
Investment properties	846,853		846,853		846,853		846,853	
Right-of-use assets, lease	1,296,314		1,296,314		1,296,314		1,296,314	
Intangible assets, net	370,461		370,461		370,461		370,461	
Deferred tax, net	1,257,156		1,257,156		1,257,156	(54,499)	1,202,657	54,499
Other assets, net	4,084,045		4,084,045		4,084,045		4,084,045	
TOTAL ASSETS	263,841,897	-	263,841,897	1,628	263,843,525	(22,125,733)	241,717,792	46,095,405
TOTAL LIABILITIES	221,570,576	-	221,570,576	1,628	221,572,204	(3,824,084)	217,748,120	3,824,084
TOTAL EQUITY	42,271,321	-	42,271,321	-	42,271,321	(18,301,649)	23,969,672	42,271,321
TOTAL LIABILITIES AND EQUITY	263,841,897	-	263,841,897	1,628	263,843,525	(22,125,733)	241,717,792	46,095,405

After closing, the Colombian banking entity will preserve its financial strenght and an optimal solvency

Ratio Tier 1 (%)


Consolidated Colombian Operations[1]
Historical Grupo Bancolombia Figures
Tier 1 Regulatory Requirement
11,92%
10,37%
11,42%
11,89%
3,06%
6,20%
3,06%
11,82%
592ps
437ps
542ps
589ps
582ps
6,00%
dec-21
dec-22
dec-23
dec-24
Goodwill
Capital desconsolidation
RWA
dec-24 PF[2]

Total solvency ratio (%)


Consolidated Colombian Operations[1]
Historical Grupo Bancolombia Figures
Solvency Regulatory Requirement
15,49%
12,79%
13,40%
13,75%
3,06%
6,20%
3,73%
14,34%
399ps
129ps
190ps
225ps
284ps
11,50%
dec-21
dec-22
dec-23
dec-24
Goodwill
Capital desconsolidation
RWA
dec-24 PF[2]

Notes: 1 Consists of Bancolombia operations in Colombia, off-shore operations in Puerto Rico & Panama as well as the consolidation of Fiduciaria, Valores and Banca de Inversion Bancolombia; 2 Pro-forma

The holding company will have healthy leverage and an attractive profitability

Grupo Cibest Consolidated Indicators	December - 24	
TCE /TA Ratio	9.09 %	Tangible Common Equity / Tangible Assets
ROE Return on Equity	15.77 %	Net Income / Equit

Grupo Cibest Separated Indicators	December - 24	
Double Leverage[1]	105 %	Investments in subsidiaries + Goodwill & Intangibles / Total Equity
Dividend Coverage Indicator calculated based on the dividends declared in 2024 (COP 3.4 Bn)	0.49x	Total Debt / Dividends received from operating subsidiaries

[1]*Ratios calculated in local currency; Subject to rating agency methodology (e.g.Moody's and Fitch consider goodwill, while S&P does not)*